Filed Pursuant to Rule 424(b)(3)

Registration File No.: 333-254107

CLARUS CORPORATION

7,500,000 Shares

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This prospectus relates to an aggregate of 7,500,000 shares of common stock, par value $0.0001 per share, of Clarus Corporation, a Delaware corporation, (“Clarus” or the “Company”), which may be issued from time to time by the Company in connection with acquisitions by the Company of assets, businesses, or securities. We expect that the terms of acquisitions involving the issuance of any such shares will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of common stock issued will be valued at prices reasonably related to the market price of the common stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered.

We do not expect to receive any cash proceeds when we issue shares of common stock offered by this prospectus.

Our common stock trades on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “CLAR.” On March 8, 2021, the last reported sales price of our common stock on NASDAQ was $18.53 per share.

Investing in our securities involves risks. Please refer to the “Risk Factors” section contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating this investment.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of an “acquisition shelf” registration statement on Form S-4 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using an “acquisition shelf” registration process. This prospectus relates to an aggregate of 7,500,000 shares of common stock, par value $0.0001 per share, of Clarus Corporation, a Delaware corporation which may be issued from time to time by the Company in connection with acquisitions by the Company of assets, businesses, or securities. We expect that the terms of acquisitions involving the issuance of any such shares will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of common stock issued will be valued at prices reasonably related to the market price of the common stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered. A prospectus supplement or post-effective amendment to this registration statement will contain more specific information about an acquisition target or any of the terms of a definitive acquisition agreement. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or post-effective amendment. Before deciding to receive any of our securities as part of an acquisition transaction, you should read both this prospectus and any accompanying post-effective amendment together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any post-effective amendment and those documents incorporated by reference in this prospectus or any post-effective amendment. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any post-effective amendment. If anyone provides you with different or additional information you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any applicable prospectus supplement, any post-effective amendment or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus, any applicable prospectus supplement or any post-effective amendment, nor any sale made under this prospectus or any post-effective amendment will, under any circumstances, imply that the information in this prospectus, any applicable prospectus supplement or any post-effective amendment is correct as of any date after the date of this prospectus or any such post-effective amendment.

References in this prospectus to the “Company,” “Clarus,” “we,” “our,” and “us,” refer to Clarus Corporation.

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FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus, any applicable prospectus supplement, any accompanying post-effective amendment and the documents incorporated by reference herein and therein are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital and credit markets; the financial strength of the Company’s customers; the Company’s ability to implement its business strategy; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company’s ability to protect patents, trademarks and other intellectual property rights; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to maintain a quarterly dividend. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus are based upon information available to the Company as of the date of this prospectus, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, any accompanying post-effective amendment and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus, any applicable prospectus supplement any accompanying post-effective amendment and the documents incorporated by reference herein as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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PROSPECTUS SUMMARY

This document serves as a prospectus of Clarus to register 7,500,000 shares of our common stock, par value $0.0001 per share, which we plan to use in acquisition transactions from time to time in connection with the acquisition of assets, stock or businesses, whether by purchase, merger or any other form of business combination. It is expected that the terms of these acquisitions will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of common stock issued will be valued at prices reasonably related to the market price of our common stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered. In addition to shares of our common stock, consideration for these acquisitions may consist of any consideration permitted by applicable law, including, without limitation, the payment of cash, the issuance of a note or other form of indebtedness, the assumption of liabilities or any combination of these items.

The common stock we issue pursuant to this prospectus and applicable prospectus supplement or post-effective amendment in these transactions may be reoffered pursuant to this prospectus by the stockholders thereof from time to time in transactions on the NASDAQ (or any other exchange on which our common stock may be listed or traded from time to time), in negotiated transactions, in block trades, through the writing of options on securities, or any combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing prices or at negotiated prices. These selling stockholders may sell their shares of common stock to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom the broker-dealer may act as agent or to whom they may sell as principal or both.

In addition, we may issue our common stock pursuant to this prospectus and applicable prospectus supplement amendment or post-effective amendment to acquire the assets, stock or business of debtors in cases under the United States Bankruptcy Code, which may constitute all or a portion of the debtor’s assets, stock or business. The common stock we issue in these transactions may be sold by the debtor or its stockholders for cash from time to time in market transactions or it may be transferred by the debtor in satisfaction of claims by creditors under a plan of reorganization approved by the applicable U.S. Bankruptcy Court or otherwise transferred in accordance with the Bankruptcy Code.

We will bear all expenses in connection with the registration of the common stock being resold by selling stockholders, other than selling discounts and commissions and fees and expenses of the selling stockholders. The terms for the issuance of common stock may include provisions for the indemnification of the selling stockholders for specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of stock by them and any discounts, concessions or commissions received by any of these underwriters, brokers, dealers or agents may constitute underwriting discounts and commissions under the Securities Act.

THE COMPANY

Company Overview

Headquartered in Salt Lake City, Utah, Clarus, a company focused on the outdoor and consumer industries, is seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus’ primary business is as a leading designer, developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, sport and skincare markets. The Company’s products are principally sold under the Black Diamond®, Sierra®, Barnes®, PIEPS® and SKINourishment® brand names through outdoor specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally.

Market Overview

Through our Black Diamond, PIEPS, and SKINourishment brands, we offer a broad range of products including: high-performance, activity-based apparel (such as shells, insulation, midlayers, pants and logowear); rock-climbing footwear and equipment (such as carabiners, protection devices, harnesses, belay devices, helmets, and ice-climbing gear); technical backpacks and high-end day packs; trekking poles; headlamps and lanterns; gloves and mittens; and skincare and other sport-enhancing products. We also offer advanced skis, ski poles, ski skins, and snow safety products, including avalanche airbag systems, avalanche transceivers, shovels, and probes. Through our Sierra and Barnes brands, we manufacture a wide range of high-performance bullets and ammunition for both rifles and pistols that are used for precision target shooting, hunting and military and law enforcement purposes.

Corporate Overview

Clarus, incorporated in Delaware in 1991, acquired Black Diamond Equipment, Ltd. in May 2010 and changed its name to Black Diamond, Inc. in January 2011. In October 2012, we acquired PIEPS Holding GmbH and its subsidiaries.

On August 14, 2017, the Company changed its name from Black Diamond, Inc. to Clarus Corporation and its stock ticker symbol from “BDE” to “CLAR” on the NASDAQ stock exchange. On August 21, 2017, the Company acquired Sierra Bullets, L.L.C. On November 6, 2018, the Company acquired the assets of SKINourishment, Inc. On October 2, 2020, the Company completed the acquisition of certain assets and liabilities relating to the Barnes brand of bullets.

On August 6, 2018, the Company announced that its Board of Directors approved the initiation of a quarterly cash dividend program of $0.025 per share of the Company’s common stock (the “Quarterly Cash Dividend”) or $0.10 per share on an annualized basis. The declaration and payment of future Quarterly Cash Dividends is subject to the discretion of and approval of the Company’s Board of Directors. On May 1, 2020, the Company announced that, in light of the operational impact of the COVID-19 pandemic, its Board of Directors temporarily replaced its Quarterly Cash Dividend with a stock dividend. On October 19, 2020, the Company announced that its Board of Directors approved the reinstatement of its Quarterly Cash Dividend. On January 29, 2021, the Company announced that its Board of Directors approved the payment on February 19, 2021 of the Quarterly Cash Dividend to the record holders of shares of the Company’s common stock as of the close of business on February 8, 2021.

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Our headquarters are located at 2084 East 3900 South, Salt Lake City, Utah 84124 and our telephone number is (801) 278-5552.

Our website address is www.claruscorp.com. The content contained in, or that can be accessed through, our website is not part of this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

RISK FACTORS

Investing in our securities involves risk. Please carefully consider the risk factors described in our periodic and current reports filed with the SEC, which are incorporated by reference in this prospectus, as well as any risks that may be set forth in the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations.

USE OF PROCEEDS

We will receive no proceeds from the offering of the shares other than the value of the assets, businesses, or securities acquired by us in acquisitions for which shares are offered under this prospectus.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), Amended and Restated Bylaws, as amended (the “Bylaws”), and Rights Agreement. Copies of our Certificate of Incorporation, Bylaws, and Rights Agreement are incorporated by reference and will be sent to stockholders upon request. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Authorized Common Stock

We have authorized 100,000,000 shares of our common stock, par value $0.0001 per share. As of March 3, 2021 there were 31,304,181 shares of our common stock outstanding.

Voting Rights, Dividend Rights, Liquidation Rights and Other Rights

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, as the Company has not implemented a staggered board of directors or granted stockholders cumulative voting rights, holders of a majority of the shares of common stock that are entitled to vote in any election of directors will have the ability to elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors of the Company (the “Board”) out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock of the Company. Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock of the Company. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which the Company may designate and issue in the future.

Acquisition Restrictions

To help ensure the preservation of its net operating loss carryforwards (“NOLs”), the Company’s Certificate of Incorporation generally restricts any person from attempting to purchase or acquire (any such purchase or acquisition being an “Acquisition”), any direct or indirect interest in Clarus’ capital stock (or options, warrants or other rights to acquire Clarus’ capital stock, or securities convertible or exchangeable into Clarus’ capital stock), if such Acquisition would affect the percentage of Clarus’ capital stock owned by a 5% stockholder (the “Acquisition Restrictions” and any person attempting such an Acquisition, being referred to as a “Restricted Holder”). For purposes of determining the existence and identity of, and the amount of capital stock owned by, any 5% stockholder or Restricted Holders, Clarus is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date and (b) its actual knowledge of the ownership of its capital stock. The Company’s Certificate of Incorporation further provides that a Restricted Holder will be required, prior to the date of any proposed Acquisition, to request in writing (a “Request”) that the Board review the proposed Acquisition and authorize or not authorize such proposed Acquisition. If a Restricted Holder seeks to effect an Acquisition, then at the next regularly scheduled meeting of the Board (which are generally held once during each calendar quarter) following the tenth business day after receipt by the Secretary of the Company of a Request, the Board will be required to determine whether to authorize the proposed Acquisition described in the Request. Any determination made by the Board as whether to authorize a proposed Acquisition will be made in the sole discretion and judgment of the Board. The Board shall promptly inform a Restricted Holder making the Request of such determination. Additionally, any Restricted Holder who makes such a Request shall reimburse Clarus, on demand, for all reasonable costs and expenses incurred by Clarus with respect to any proposed Acquisition, which may be material in relation to the Acquisition and will include the fees and expenses of any attorneys, accountants or other advisors retained by Clarus in connection with such determination.

The Company’s Certificate of Incorporation provides that any person who knowingly violates the Acquisition Restrictions or any persons in the same control group with such person shall be jointly and severally liable to Clarus for, and shall indemnify and hold Clarus harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the ability of Clarus to use its NOLs.

All certificates representing newly-issued shares of the Company’s capital stock or shares voted in favor of the Acquisition Restrictions and subsequently submitted for transfer, must bear the following legend:

“The Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of the Corporation contains restrictions prohibiting the purchase or acquisition (collectively, the “Acquisition”) of any capital stock without the authorization of the Board of Directors of the Corporation (the “Board of Directors”), if such Acquisition affects the percentage of capital stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder), and such Acquisition would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation’s preservation of its U.S. federal income tax attributes pursuant to Section 382 of the Code and is not otherwise in the best interests of the Corporation and its stockholders. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation, containing the above-referenced restrictions on acquisitions of stock, upon written request to the Corporation at its principal place of business.”

The Board has the discretion to approve an Acquisition of stock that would otherwise violate the Acquisition Restrictions in circumstances where it determines that such Acquisition is in the best interests of the Company and its stockholders. In determining whether or not to permit an Acquisition which may result in violation of the Acquisition Restrictions, the Board may consider factors it deems relevant including the likelihood that the Acquisition would result in an ownership change to occur that would limit the Company’s use of its NOLs. In addition, the Board is authorized to eliminate the Acquisition Restrictions, modify the applicable allowable percentage ownership interest or modify any of the terms and conditions of the Acquisition Restrictions provided that the Board concludes in writing that such change is reasonably necessary or advisable to preserve the Company’s NOLs or that the continuation of the affected terms and conditions of the Acquisition Restrictions is no longer reasonably necessary for such purpose.

The Acquisition Restrictions may have anti-takeover effects because they will restrict the ability of a person or entity or group thereof from accumulating an aggregate of 5% or more of the Company’s capital stock and the ability of persons, entities or groups now owning 5% or more of the Company’s capital stock from acquiring additional stock. Although the Acquisition Restrictions are designed as a protective measure to preserve and protect the Company’s NOLs, the Acquisition Restrictions may have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of the Company’s stockholders. This might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of common stock at higher than market prices. In addition, the Acquisition Restrictions may delay the assumption of control by a holder of a large block of capital stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the Company’s stockholders.

The foregoing description of the Acquisition Restrictions does not purport to be complete and is qualified in its entirety by reference to the Company’s Certificate of Incorporation, which is incorporated herein by reference.

Preferred Share Purchase Rights

On February 12, 2008, Clarus entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company that provides for the terms of a rights plan including a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of common stock. The dividend is payable to Clarus’ stockholders of record as of the close of business on February 12, 2008 (the “Record Date”).

The Board adopted the Rights Agreement to protect the Company’s ability to carry forward its NOLs, which the Company believes are a substantial asset. The Rights Agreement is designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guarantee that the objective of preserving the value of the NOLs will be achieved. There is a possibility that certain stock transactions may be completed by stockholders or prospective stockholders that could trigger a “change of ownership,” and there are other limitations on the use of NOLs set forth in the Code.

The Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of Clarus’ then-outstanding common stock without the prior approval of the Board. Stockholders who own 4.9% or more of Clarus’ then-outstanding common stock as of the close of business on the Record Date, will not trigger the Rights Agreement so long as they do not increase their ownership of common stock. Moreover, the Board may exempt any person or group that owns 4.9% or more. A person or group that acquires a percentage of common stock in excess of the applicable threshold but less than 50% of Clarus’ then-outstanding common stock is called an “Acquiring Person.” Any Rights held by an Acquiring Person are void and may not be exercised.

The Board authorized the issuance of one Right per each share of common stock outstanding on the Record Date. If the Rights become exercisable, each Right would allow its holder to purchase from Clarus one one-hundredth of a share of Clarus’ Series A Junior Participating Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), for a purchase price of $12.00. Each fractional share of Series A Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of common stock. Prior to exercise, however, a Right will not give its holder any dividend, voting or liquidation rights.

The Rights will not be exercisable until 10 days after a public announcement by Clarus that a person or group has become an Acquiring Person. Until the date that the Rights become exercisable (the “Distribution Date”), Clarus’ common stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will be separated from the common stock and be evidenced by a rights certificate, which Clarus will mail to all holders of the rights that are not void.

If a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase shares of Clarus’ common stock with a market value of two times the purchase price (or other securities or assets as determined by the Board) upon payment of the purchase price (a “Flip-In Event”). After the Distribution Date, if a Flip-In Event has already occurred and Clarus is acquired in a merger or similar transaction, all holders of the Rights except the Acquiring Person may exercise their Rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the Rights (a “Flip-Over Event”). Rights may be exercised to purchase shares of Clarus’ Series A Preferred Stock only after the occurrence of the Distribution Date and prior to the occurrence of a Flip-In Event as described above. A Distribution Date resulting from any occurrence described above would necessarily follow the occurrence of a Flip-In Event, in which case the Rights could be exercised to purchase shares of common stock or other securities as described above.

The Rights will expire at such time the Board determines that the NOLs are fully utilized or no longer available under Section 382 of the Code or the Rights are earlier redeemed or exchanged by the Company as described below. The Board may redeem all (but not less than all) of the Rights for a redemption price of $0.0001 per Right at any time prior to the later of the Distribution Date and the date of the first public announcement or disclosure by Clarus that a person or group has become an Acquiring Person. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of the Rights will be to receive the redemption price. The redemption price will be adjusted if Clarus declares a stock split or issues a stock dividend on its common stock. After the later of the Distribution Date and the date of the first public announcement by Clarus that a person or group has become an Acquiring Person, but before an Acquiring Person owns 50% or more of Clarus’ outstanding common stock, the Board may exchange each Right (other than the Rights that have become void) for one share of common stock or an equivalent security.

The Board may adjust the purchase price of the Series A Preferred Stock, the number of shares of the Series A Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or common stock. No adjustments to the purchase price of less than 1% will be made.

Before the time the Rights cease to be redeemable, the Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights, except that no amendment may decrease the redemption price below $0.0001 per right. At any time thereafter, the Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable.

The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of the Certificate of Incorporation and Bylaws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage an unsolicited takeover of us if the Board determines that such takeover is not in the best interests of us and our stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of stockholders deemed such an attempt to be in their best interests.

The provisions in the Certificate of Incorporation and the Bylaws include: (a) a procedure which requires stockholders to nominate directors in advance of a meeting to elect such directors; (b) the authority to issue additional shares of preferred stock without stockholder approval; (c) the number of directors on our Board will be fixed exclusively by the Board; (d) any newly created directorship or any vacancy in our Board resulting from any increase in the authorized number of directors or the death, disability, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum; and (e) our Bylaws may be amended by our Board.

The Delaware General Corporation Law (the “DGCL”) contains statutory “anti-takeover” provisions, including Section 203 of the DGCL which applies automatically to a Delaware corporation unless that corporation elects to opt-out as provided in Section 203. We, as a Delaware corporation, have not elected to opt-out of Section 203 of the DGCL. Under Section 203 of the DGCL, a stockholder acquiring more than 15% of the outstanding voting shares of a corporation (an “Interested Stockholder”) but less than 85% of such shares may not engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless prior to such date, the board of directors of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, or the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the Interested Stockholder.

Limitation of Liability and Indemnification of Officers and Directors

Pursuant to provisions of the DGCL, we have adopted provisions in our Certificate of Incorporation that provide that our directors shall not be personally liable for monetary damages to us or our stockholders for a breach of fiduciary duty as a director to the full extent that the DGCL permits the limitation or elimination of the liability of directors.

We have in effect a directors and officers liability insurance policy indemnifying our directors and officers and the directors and officers of our subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act. We pay the entire premium of this policy. Our Certificate of Incorporation also contains a provision for the indemnification by us of all of our directors and officers, to the fullest extent permitted by the DGCL.

Exclusive Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.

PLAN OF DISTRIBUTION

This prospectus is a part of an “acquisition shelf” registration statement on Form S-4 that we have filed with the SEC. Under the shelf registration process, we may from time to time offer and sell up to 7,500,000 shares of our common stock, par value $0.0001 per share, in connection with the acquisition of assets, stock or businesses, whether by purchase, merger or any other form of business combination. We are actively looking for high-quality, durable, cash flow-producing assets potentially unrelated to the outdoor industry in order to diversify the Company’s business and potentially monetize the Company’s substantial net operating losses as part of its asset redeployment and diversification strategy. We intend to focus our search primarily in the United States, although we will also evaluate international investment opportunities should we find such opportunities attractive.

It is expected that the terms of these acquisitions will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of common stock issued will be valued at prices reasonably related to the market price of our common stock at the time an agreement is entered into concerning the terms of the acquisition, at or about the time the shares are delivered or during some other negotiated period. Factors taken into account in acquisitions may include, among other factors, the quality and reputation of the business to be acquired and its management, the strategic market position of the business to be acquired and its proprietary assets, earning power, cash flow and growth potential. In addition to shares of our common stock, consideration for these acquisitions may consist of any consideration permitted by applicable law, including, without limitation, the payment of cash, the issuance of preferred stock, the issuance of a note or other form of indebtedness, the assumption of liabilities or any combination of these items. All expenses of this registration, other than the expenses of the selling stockholders, if any, will be paid by us. We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act.

In addition, we may issue our common stock pursuant to this prospectus and applicable prospectus supplement, or post-effective amendment, to acquire the assets, stock or business of debtors in cases under the United States Bankruptcy Code, which may constitute all or a portion of the debtor’s assets, stock or business. The common stock we issue in these transactions may be sold by the debtor or its stockholders for cash from time to time in market transactions or it may be transferred by the debtor in satisfaction of claims by creditors under a plan of reorganization approved by the applicable United States Bankruptcy Court or otherwise transferred in accordance with the Bankruptcy Code.

In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under exemptions from the registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We anticipate that, in general, negotiated agreements will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of shares during a specified period of time. We may also determine to waive any such agreements without public notice.

This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction, and the registration statement of which this prospectus is a part will be amended or supplemented, as required, to supply information concerning an acquisition.

We may permit individuals or entities who will receive shares of our common stock in connection with the acquisitions described above, or their transferees or successors-in-interest, to use this prospectus to cover the resale of such shares. See “Selling Stockholders,” as it may be amended or supplemented from time to time, for a list of those individuals or entities that are authorized to use this prospectus to sell their shares of our common stock.

SELLING STOCKHOLDERS

We have also prepared this prospectus, as we may amend or supplement it if appropriate, for use by the persons, and their pledgees, donees, transferees or other successors in interest, who receive shares of our common stock in acquisitions covered by this prospectus. We refer to these persons as selling stockholders. Pursuant to the terms of any agreement we may enter into in connection with an acquisition by the Company of assets, businesses, or securities; under certain circumstances selling stockholders may not be permitted to use this prospectus to reoffer any shares without first obtaining our prior written consent. We may condition our consent on the agreement by the selling stockholders that they not offer or sell more than a specified number of shares and that they only do so following the filing of any required supplements or amendments to this prospectus or such other conditions which we may determine.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Selling stockholders may resell shares on the NASDAQ (or any other exchange on which our common stock may be listed or traded from time to time), in negotiated transactions, in block trades, through the writing of options on securities, or any combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing prices or at negotiated prices. These selling stockholders may sell their shares of common stock to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom the broker-dealer may act as agent or to whom they may sell as principal or both. We will not receive any proceeds from sales by selling stockholders.

The selling stockholders and any underwriter or broker-dealer retained by the selling stockholder may be deemed to be underwriters within the meaning the Securities Act. Any profits that the selling stockholders realize and the compensation they pay to any broker-dealer may be deemed to be underwriting discounts and commissions.

When resales are to be made through a broker or dealer, a member firm of FINRA may be engaged to act as the selling stockholders’ agent in the sale of shares by such selling stockholders. We anticipate that the commission paid to the member firm will be the normal commission (including negotiated commissions to the extent permissible). Sales of shares by the member firm may be made on the NASDAQ (or any other exchange on which our common stock may be listed or traded from time to time), in negotiated transactions, in block trades, through the writing of options on securities, or any combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing prices or at negotiated prices.

In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under exemptions from the registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We anticipate that, in general, negotiated agreements will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of shares during a specified period of time. We may also determine to waive any such agreements without public notice.

A post-effective amendment, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the name of any selling stockholders, the participating securities firm, if any, the number and kind of securities involved and other details of such resale to the extent appropriate.

In order to comply with the securities laws of certain states, if applicable, shares covered by this prospectus may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares covered by this prospectus may not be sold unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we are required to file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us can be inspected and copied at the SEC’s Public Reference Room located at 100 F Street, N.E. Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room.

Our common stock is traded on NASDAQ under the symbol “CLAR.” Certain materials filed by us may be inspected at the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.

This prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the SEC or copies thereof obtained at prescribed rates from the public reference section of the SEC at the addresses set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-34767):

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021;

•	our information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2020;

•	our special disclosure report on Form SD filed with the SEC on May 29, 2020; and

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-34767) filed with the SEC on June 9, 2010 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Clarus Corporation

Attention: Corporate Secretary

2084 East 3900 South

Salt Lake City, Utah 84124

(801) 278-5552

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Clarus Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York. Any underwriters will be advised of the other issues relating to any offering by their own legal counsel.